NUMBER
CERT.9999

Origin Life Sciences, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
$0.01 PAR VALUE COMMON STOCK

SHARES
*******9,000,000,000*******
CUSIP 999999ZZ9
COMMON STOCK

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of * NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
Origin Life Sciences, Inc.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:____________________________
AUTHORIZED SIGNATURE

Chief Financial Officer